UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     ______________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 13, 2002


                                 VOICENET, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                   000-30305              13-3896031
(State or other Jurisdiction    (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                  Identification Number)


                  18 Park Lane, Fair Haven, NJ             07704

             (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code:  732-933-3861

================================================================================


Item 5. Other Events and Required FD Disclosure.


On November 13, 2002, Michael Silver resigned from his position as a director of the registrant. Accompanying Mr. Silver's letter of resignation was a letter from his Australian attorney describing certain purported reasons for Mr. Silver's resignation. The letter questioned the validity of (a) the meeting of the registrant's Board of Directors, (a) the transactions described in Items 1 and 2 of the registrant's Current report on Form 8-K dated July 15, 2002, and
(c) the actions referred to in such Current Report as having taken place on September 14, 2002. The registrant has reviewed the contents of the letter from Mr. Silver's attorney and concluded that the meeting was properly held and that the questioned transactions and actions were duly authorized.

The Agreement of September 25, 2002 among and between the registrant, Voice Synergies, Ltd. and 3087-8102 Quebec, Inc. has been amended to provide that in the event that the a formal written definitive agreement is not executed by each of the parties on or before January 9, 2003 for any reason whatsoever, the Transactions shall be rescinded. Although "due diligence" reviews have not been completed, the registrant has been advised by the other two parties that they expect that such an agreement will be executed on or before January 9, 2002.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


EXHIBITS

2.1 First Amendment as of November 10, 2002 to Agreement of September 25, 2002 among and between the registrant, Voice Synergies, Ltd. and 3087-8102 Quebec, Inc., a Quebec corporation.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.*


                                   VOICENET, INC.



                           By: /s/ Stover L. Babcock II
                                   ----------------------
                                   Stover L. Babcock II
                                   Chief Financial Officer


                           Dated:  November 15, 2002


* The registrant believes that subsequent to the delisting of its common stock by the American Stock Exchange, it may not be required to file periodic reports and certain other material with the Securities and Exchange Commission. The Registrant's present intent, however, is to continue to file such material until such time, if any, that it becomes eligible to file a Form 15 with the Securities and Exchange Commission.